/LOGO/ TI INDIA
TUBE INVESTMENTS OF INDIA LTD.
‘Dare House’, 234, N.S.C. Bose Road, Chennai – 600 001, India.
Tel : +91-44-42177770-5 Fax : +91-044-42110404 Website : www.tiindia.com
/LOGO/ MURUGAPPA GROUP

Technical Support Agreement

This agreement ("Agreement") is made and entered into on 23rd September, 2009 by and between

Tube Investments of India Limited: Division BSA Motors & TI Cycles of India, a Company registered under the Indian Companies Act 1913, and having its registered office at "Dare House", No. 234, N.S.C. Bose Road, Chennai 600001, India, hereinafter referred to as "BSA Motors" (which expression shall unless repugnant to the context include its successors and assigns) of the one part

And

NuGen Mobility Incorporated, a Company registered under the Laws of United States and having their office at 44645, GUILFORD DRIVE, Suite 201, Ashburn, Virginia 20147, U.S.A. hereinafter referred to as "NuGen" (which expression shall unless repugnant to the context include its successors and assigns) of the other part

BSA Motors is engaged in the manufacture and selling of electric scooters in India. BSA Motors is keen to improve the performance of its vehicles including motor & controller.

NuGen is a company which has proven experience in electric power—train technology for various applications including two, three and four wheelers. NuGen is currently engaged in designing/developing motor controls for some of the leading auto OEMs in India.

Both BSA Motors and NuGen are desirous of working together for the purpose of developing and bringing to the market electric two wheeler vehicle platforms for BSA. NuGen has offered technical support to BSA Motors with regard to motor & controller design and development on the terms NuGen's proposal dated 11th August 2009 attached herein as Annexure I.

As an initial step in creation of a plan to reach the long term goals of NuGen becoming BSA Motors' value added power train system supplier, the Parties have agreed to proceed with Phase I+ described under Clause 4 of the proposal dated 11th August 09.

NOW, THEREFORE, in consideration of premises and mutual covenants hereinafter set forth, the parties hereto agree as follows:

/stamp/ For TI CYCLES OF INDIA ARUN ALAGAPPAN Sr. Vice President (Retail & BSA Motors)
/s/ illegible
/s/ illegible

1

/LOGO/ TI INDIA
TUBE INVESTMENTS OF INDIA LTD.
‘Dare House’, 234, N.S.C. Bose Road, Chennai – 600 001, India.
Tel : +91-44-42177770-5 Fax : +91-044-42110404 Website : www.tiindia.com
/LOGO/ MURUGAPPA GROUP

1)	Technical Support

NuGen has agreed to provide the necessary technical support to BSA Motors to enable it to develop electric two wheeler vehicle platforms suitable to the Indian market.

Parties have agreed the following would be the deliverables by NuGen under the present technical support arrangement;

a)
Prototype development and demonstration of advantage of NuGen motor controller for BSA Motors' two wheeler applications. NuGen shall ensure that the prototype of motor, controller and vehicle control module shall conform to the performance specifications described under clause 4.2.1 of the proposal. NuGen shall also demonstrate that Prototypes are efficient, economical and adaptable for commercial applications by BSA Motors.

b)
Detailed concept design / development plan for motor & controller system that can be used by BSA Motors in at least two BSA Motors' future vehicle platforms viz., cargo vehicles and family scooter platforms whose broad specifications are attached as Annexure II. NuGen shall provide a development plan encompassing design, time lime for development, developmental cost, product cost and supply arrangements. This plan should provide complete understanding of technical performance and commercial feasibility of the proposed motors & controllers for BSA Motors.

c)	Improvement of performance/ reliability of motor, controller and battery of current products of BSA Motors.

2)	Term of the Agreement

The term of this engagement is for a period of 12 months from the date of this Agreement. Some variation in schedules may apply due to other requirements and/ or timing and availability of BSA Motors' & NuGen's resources to complete the required tasks.

3)	Exclusivity

NuGen agrees that during the tenure of this Agreement they will not advise or provide any technical support to any other party with regard to development, manufacture, or marketing, or Axial Flux Powertrain (AFP) or new Powertrain system developed for future two-wheeler platforms in India. In this period BSA will not develop AFP or new Powertrain with any other vendor. The agreement shall allow BSA Motors purchase of existing products available from the market in the existing circumstances.

/stamp/ For TI CYCLES OF INDIA ARUN ALAGAPPAN Sr. Vice President (Retail & BSA Motors)
/s/ AA
/s/ ET

2

/LOGO/ TI INDIA
TUBE INVESTMENTS OF INDIA LTD.
‘Dare House’, 234, N.S.C. Bose Road, Chennai – 600 001, India.
Tel : +91-44-42177770-5 Fax : +91-044-42110404 Website : www.tiindia.com
/LOGO/ MURUGAPPA GROUP

4)	First Right of Refusal

NuGen agrees that during the tenure of this agreement, as the case may be, BSA Motors shall have the 'first right of refusal' for commercial application in India in respect of the motors & controllers for electric two wheeler developed by NuGen under this agreement. Either party confirms to keep the other informed on any such developments with an adequate notice period of 3 month after the expiry of the agreement.

5)	Payment

BSA Motors Shall pay fixed sum of $ 1,30,200 to NuGen as per schedule of payment specified in clause 9.5 of the proposal. BSA Motors may, on being satisfied with the progress of the technical support, expedite the payment earlier than the schedule specified.

6)	Confidentiality

a)	The Parties are obligated to:
i)	Not to disclose the nature, extent and objective of this agreement to any other party.
ii)	To keep all technical and other information (such as business secrets etc.) received from the other party under this agreement strictly confidential.
iii)	Not to disclose or convey any such confidential information to any third party without the prior written consent of the disclosing party.

b)	The confidentiality obligations under this article shall not apply to information which
i)	Was already in possession of one party and not presently subject to an obligation of confidentiality prior to its receipt from the other party; or
ii)	Becomes available to the general public through no fault of either party; or
iii)	Is rightfully disclosed to either BSA Motors or NuGen by a third party without a present obligation of confidentiality; or
iv)	Is explicitly approved for release by prior written authorization of BSA Motors and NuGen.

c)
The confidentiality obligations under this clause shall not be affected by the termination of this agreement and shall continue in full force and effect for a period of five (5) years after termination of this agreement.

7)	Indemnity

NuGen agrees to defend, indemnify and hold BSA Motors harmless against all claims, losses, damages, liabilities, cost, expenses arising out of use of the technical information provided by NuGen as per this Agreement including by not limited to violation of any applicable law or approvals or infringement or alleged infringement of any patent, trademark, design, copyright or other rights of intellectual property registered or unregistered, vested or alleged to be vested in any third person.

/stamp/ For TI CYCLES OF INDIA ARUN ALAGAPPAN Sr. Vice President
/s/ AA
/s/ ET

3

/LOGO/ TI INDIA
TUBE INVESTMENTS OF INDIA LTD.
‘Dare House’, 234, N.S.C. Bose Road, Chennai – 600 001, India.
Tel : +91-44-42177770-5 Fax : +91-044-42110404 Website : www.tiindia.com
/LOGO/ MURUGAPPA GROUP

8)	Relationship of Parties

It is clearly understood that the relationship between the Parties under this Agreement is on principle-to-principle basis and the arrangement described herein does not create, any statutory or common law partnership, joint venture, or agency relationship between the Parties. Neither of the Parties is authorized to bind the other to any agreement or contracts without the prior written consent of the other Party, and the Parties shall not represent that they have any authority to bind the other, or that they have any relationship other than independent contractors.

9)	Termination

a)	Either of the Party may terminate this Agreement with immediate effect by giving notice to the other Party who has committed a material breach of the terms and conditions of this Agreement.

b)
If either of the Party is of the view that it would not serve any purpose to continue the technical support arrangement further, that Party may terminate the Agreement by giving 30 days notice to the other Party of its intention to terminate.

10)	Waiver

A right or remedy created by this Agreement cannot be waived except in writing signed by the Party entitled to that right. Delay by a Party in exercising a right or remedy does not constitute a waiver of that right or remedy, nor does a waiver (either wholly or in part) by a Party of a right operate as a subsequent waiver of the same right or of any other right of that Party. Further, the waiver by either Party of any material breach of any term, covenant or condition herein shall not be deemed a waiver or any other term, covenant or condition or any subsequent material breach of the same or any other term, covenant or condition contained herein

11)	Entire Agreement

a)
This Agreement contains the entire agreement between the Parties. Any prior agreements, oral or written, related to the subjects set forth in this Agreement are superseded by this Agreement and of no force and effect.

b)
This Agreement should be read in conjunction with the NuGen's proposal sated 11th August 2009 attached herein as Annexure I. In case of any conflict between the contents of this Agreement and the said proposal, the terms of this Agreement shall prevail.

/stamp/ For TI CYCLES OF INDIA ARUN ALAGAPPAN
/s/ AA
/s/ ET

4

/LOGO/ TI INDIA
TUBE INVESTMENTS OF INDIA LTD.
‘Dare House’, 234, N.S.C. Bose Road, Chennai – 600 001, India.
Tel : +91-44-42177770-5 Fax : +91-044-42110404 Website : www.tiindia.com
/LOGO/ MURUGAPPA GROUP

c)
Neither Party provides any guarantee or commitment for any further work or development. Parties may at their respective discretion initiate discussion on any further engagement as it may deem necessary.

12)	Severability
Whenever there is any conflict between any provision of this Agreement and any law, this Agreement shall be curtailed only to the extent necessary to permit compliance with them and all other provisions shall remain in force.

13)	Notices
All notices or other documents shall be in writing, and shall be personally served on the Party entitled thereto or mailed, postage prepaid, by certified or registered mail, or sent via establish courier (e.g., FedEx), or by FAX or other electronic telecommunications transmission in written form (with telecommunications' confirmation of receipt by a clearly legible copy) or by e-mail to the recipient's business address or an address later specified by written notice to the other Party. Any notice or other communication shall be deemed given at the time of sending or certification, except for a notice changing a Party's address which shall be deemed given at the time of receipt. The addresses and facsimile numbers of the Parties for the purpose of the aforesaid are as shown on the last pages of this Agreement. Either Party may change its address by giving written notice to the other Party in accordance with the terms of this Section.

14)	Assignment

This Agreement cannot be assigned by either Party without the prior written consent of the other Parties, which consent shall on be unreasonably withheld by either Party. Either Party shall have the right to assign or transfer this Agreement to its parent corporation, subsidiaries or affiliate with the consent of the other Party, and will continue to remain liable for the performance of the obligations hereunder. This Agreement shall inure to and be binding upon the successors and permitted assigns of each Party

15)	Dispute Resolution

In the event of any dispute or claim arising in terms of this Agreement, the same shall be referred for Arbitration of three arbitrators. Each of the Parties herein shall nominate their Arbitrators, and the said Arbitrators shall in turn nominate the Presiding Arbitrator. The proceedings shall be conducted in English and as per the provisions contained in the Arbitration and Conciliation Act, 1996. The place of Arbitration shall be in New Delhi.

/stamp/ For TI CYCLES OF INDIA ARUN ALAGAPPAN Sr. Vice President
/s/ AA
/s/ ET

5

/LOGO/ TI INDIA
TUBE INVESTMENTS OF INDIA LTD.
‘Dare House’, 234, N.S.C. Bose Road, Chennai – 600 001, India.
Tel : +91-44-42177770-5 Fax : +91-044-42110404 Website : www.tiindia.com
/LOGO/ MURUGAPPA GROUP

16)	Jurisdiction and Applicable Law

Subject to the above clause on Arbitration, the Parties hereto unconditionally and irrevocably agree to submit to the exclusive jurisdiction of the competent courts in Chennai. The applicable Law shall be the laws of India.

Tube Investments of India Limited

Signature:
/s/ Arun Alagappan
Name: ARUN ALAGAPPAN
Title: Senior VP - BSA Motors & Retail
Address: PO Box No. 5
                  MPH Road, Ambattur
                  Chennai - 600 053, INDIA

NuGen Mobility Incorporated

Signature:
/s/ Eric K. Takamura
Name: ERIC K. TAKAMURA
Title: President & CEO
Address: 44645 Guilford Drive
                  Suite 201
                  Ashburn, VA 20147, USA

/stamp/ For TI CYCLES OF INDIA ARUN ALAGAPPAN Sr. Vice President
/s/ AA
/s/ ET

6

product brief
family e scooter

family e scooter
/LOGO/ TI INDIA
/LOGO/ BSA MOTORS

CONFIDENTIAL PORTIONS OF THIS AGREEMENT DESIGNATED BY ASTERISKS HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT.

product brief
Target Group:

************

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family e scooter
/LOGO/ TI INDIA
/LOGO/ BSA MOTORS

CONFIDENTIAL PORTIONS OF THIS AGREEMENT DESIGNATED BY ASTERISKS HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT.

product brief
Key Features:
• *****
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Benchmark: ACTIVA & ACCESS

family e scooter
/LOGO/ TI INDIA
/LOGO/ BSA MOTORS

competition benchmark
SUZUKI ACCESS
[IMAGE]
HONDA ACTIVA
[IMAGE[

family e scooter
/LOGO/ TI INDIA
/LOGO/ BSA MOTORS

product brief

e moped for traders
/LOGO/ TI INDIA
/LOGO/ BSA MOTORS

CONFIDENTIAL PORTIONS OF THIS AGREEMENT DESIGNATED BY ASTERISKS HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT.

product brief
Target Group:

*****

*****
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e moped for traders
/LOGO/ TI INDIA
/LOGO/ BSA MOTORS

CONFIDENTIAL PORTIONS OF THIS AGREEMENT DESIGNATED BY ASTERISKS HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT.

product brief

Key Features:

• *****
• *****
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• *****
• *****
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• *****

*****

e moped for traders
/LOGO/ TI INDIA
/LOGO/ BSA MOTORS

CONFIDENTIAL PORTIONS OF THIS AGREEMENT DESIGNATED BY ASTERISKS HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT.

Competition benchmark

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/LOGO/ TI INDIA
/LOGO/ BSA MOTORS

/LOGO/ NuGen

Phase I+ of a 2-Wheeler Development

Prepared for BSA Motors by

NuGen Mobility Incorporated

CONFIDENTIAL

350-000050 Rev. C
August 11, 2009

1

/LOGO/ NuGen

Table of Contents

1 Executive Summary	3
2 Typical Development Plan / Cycle	3
2.1 Typical Framework	3
2.2 Potential Costs and Time frames:	6
3 Sourcing Possibilities	7
4 Immediate Engagement: Phase I+	8
4.1 Task 1: Expertise Consulting and Technical Support	9
4.2 Task 2: Quick Demonstration	10
4.2.1 Deliverables: Components / Concept	10
4.2.2 Time	11
4.2.3 Additional Integration Effort	12
4.3 Task 3: Concept Refinement & Development Plan	12
4.3.1 Timing	12
5 Future Supply Costs	13
6 Relevant Experience	14
7 Intellectual Property Rights	14
8 Confidentiality	15
9 Phase I+ Fee	16
9.1 Effort	16
9.2 Equipment & Expenses	16
9.3 Proposed Fixed Cost: Phase I+	17
Term is assumed to be 12 months upon receipt of order and required deposit. Some variations in schedules may apply due to other requirements and / or timing and availability of BSA’s & NGM’s resources to complete the required tasks	17
9.4 Purchase Order requirements	17
9.5 Payment Schedule	18
Appendix A: Reference: Benefits of Axial Flux Motors and NuGen Technology	19

This document contains information which is both confidential and proprietary to NuGen Mobility Incorporated.  This document shall not be copied or disclosed to other parties without the express written consent of NuGen Mobility Incorporated. NGM350-000050

Rev. C

/LOGO/ NuGen

1	Executive Summary
This proposal is in response to conversations between BSA Motors (BSA), a division of Tube Investments of India Limited and NuGen Mobility Incorporated (NGM) of the U.S.A  regarding how both entities may proceed forward cooperatively for the purposes of developing and bringing to market Electric 2-Wheeler Vehicle platforms with NGM emerging as a value added vendor supplying its experience and drive train components to BSA.

The intention of this document is to provide the general framework of cooperation between BSA and NGM and outline the various phases of the process that can be expected through the course of this agreement providing and indicative guide to the scope, costs and time lines to get to market, briefly address the sourcing methods and possibilities for high volume production and provide a detailed discussion for an immediate preliminary engagement.

2	Typical Development Plan / Cycle
The specific tasks, phases, time and cost of any development cycle can vary greatly depending on the readiness of information, similarity of component requirements to existing products and most importantly the focus and understanding of truly what is being targeted along with the key drivers to ensure that the program is a success.  In this sense the following information should be considered to be more of a representation of a fully “Ground-up” program and utilized more as a representation of process and a gross Rough Order of Magnitude (ROM) for total effort and cost that will be incurred by either party.

2.1	Typical Framework
It is recommended that any vehicle program will typically consist of five (5) primary phases that require various subsets of tasks at different levels when proceeding forward.  Depending on the true understanding of the information and risk adversity desired the various phases can be extended or shortened accordingly.  The phases typically are; Phase I; Concept. Phase II; Prototype and Development.  Phase III; Validation. Phase IV; Production readiness. Phase V: Pre-Production

A brief description of each phase follows

I.	Phase I: CONCEPT –
a.
Creation of Target:  This in essence is the general marketing concept that will generalize on a wide range of criteria based on market data, long term goals and desired payback on opportunities.  Often this step is not fully done in a formal phase and left as a “concept” by the powers that be and often is rolled into the program effectively after a “technology demonstrator” is done.  In this concept there are benefits but often will add to greater time lines and hence cost of the overall program.

This document contains information which is both confidential and proprietary to NuGen Mobility Incorporated.  This document shall not be copied or disclosed to other parties without the express written consent of NuGen Mobility Incorporated. NGM350-000050

Rev. C

/LOGO/ NuGen

i.	Some example information that should gathered
1.	Target market which includes region, age group
2.	General price range
3.	Performance requirements (speed, accelerations, payloads etc.)
4.	Range
ii.	Tasks: Formalizing these targets of ‘what type of vehicle to do’ not only by general knowledge but providing some general technical concepts to shorten the process.
b.	Technical Specification: During this task a high level look is taken whereby the initial ‘Concept’ is looked at and converted to CONCEPTUAL technical specifications.
i.	This includes creation of an overall architecture of the vehicle
ii.
Are the desired goals ACHIEVABLE- The answer is not a 100% definitive at this stage but it can be determined whether or not the requirements are just too extreme for the state of the art technology, cost potential is just too extreme and obviously the reverse if the goals are more than do able.

c.
REVIEW / Project plan:  This subtask basically takes the results of subtask two (tech spec. concept) and determines one of two paths;  One general concept needs to be revisited, i.e. go back through the concept/marketing because one, two etc. of the parameters are not achievable or Two: Concept is achievable and the risk of proceeding is acceptable.  At that point in time the effective results of this stage is to set up the program path, time line, milestones and effective effort and cost required for the next steps

d.	Development Plan: This takes the result of the final REVIEW and converts it into a Development plan that outlines the remaining phases to be done, time schedules and associated cost and effort.

II.
Phase II:  Prototype and Development:  The primary purpose of this phase is to refine all information into detailed specifications, translation to hardware with the end result of having working prototypes for Phase III.  Subtasks can involve;

a.
Detailed specifications:  A greater and more detailed look whereby translating the goals into a very defined architecture and all of the sub components required.  Specific component specifications with sourcing possibilities and/or new development.  General review at the end of this subtask.

b.
Preliminary Detailed design:  For those components required to be developed the first draft of detailed design and analysis is performed effectively providing the additional level that the goals are achievable and how.  A PDR (preliminary design review) is the end result.

This document contains information which is both confidential and proprietary to NuGen Mobility Incorporated.  This document shall not be copied or disclosed to other parties without the express written consent of NuGen Mobility Incorporated. NGM350-000050

Rev. C

/LOGO/ NuGen

c.	Critical Design: The next level of taking the design specs. Concepts and putting them into a final form of detailing whereby if determined to be ok ‘metal can start to be cut’. (CDR)
d.
Prototype:  Stage where material and components acquired built and assembled with the final result being a working platform.  Under this portion of the program there is often sublevel task where new components may be run through various levels of testing and validation as individual components.

III.
Phase III:  Testing and Validation:  This is the stage where the platform is run through all required tests to validate that the end goals and targets have been met.  This should also include preliminary aspects of beginning any certification process that may be required.  Subtasks:

a.	Testing of basic performance: Speed, gradeability, acceleration and range as examples (key features).
b.	Certification testing and validation: To test and verify under govt. specifications to see and determine if there are any issues.
c.	Marketing feedback: Last chance from marketing to determine if goals are met, any new feedback and/or modifications that may be required
d.	General endurance testing: Any feedback of issues. Can be critical or nuisance type things and/or small items that may have been simply forgotten.

IV.
Phase IV:  Production Readiness, DFMA (Design for manufacturing and assembly).  This in affect is the final phase of the design.  The end goal is to solidify all components, specs. And address any potential manufacturing issue.  The net result of this phase is to take any last minute feedback from Phase III, incorporate them into the design and than perform a full optimization of the design to ensure manufacturability and that the end product meets all costs targets.

a.	Incorporation of issues & modifications.
b.	Perform optimization of system for cost reduction
c.
Refine parts and components so that they are in a mass production form of design (e.g.  initial phase may utilize machined parts where the production design will utilize cast parts for cost, this requires changes to the parts, drawings and processes).

d.	Creation of final BOM’s and routings.
e.	Final cost analysis and possible BETA prototype

V.
Phase V:  Pre-production:  Assuming all tasks and criteria are positive the final determination will be made to prep and move forward to production.  The end target of cost and volume quantities will have to be made for this could affect the process and to what extent of effort is expended during this phase.  Subtasks are;

a.	Creation of required tooling for the volume/cost targets projected.
This document contains information which is both confidential and proprietary to NuGen Mobility Incorporated.  This document shall not be copied or disclosed to other parties without the express written consent of NuGen Mobility Incorporated. NGM350-000050

Rev. C

CONFIDENTIAL PORTIONS OF THIS AGREEMENT DESIGNATED BY ASTERISKS HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT.

/LOGO/ NuGen

b.	Establishment of and preliminary implementation of BOM’s and routings.
c.	Small batch production to verify the methods and final costs

2.2	Potential Costs and Time frames:

All being said the effective costs will vary depending on the particular platform and goals/requirements set by marketing.  This is why it may be beneficial to separate phase I from the rest and/or break up the program in to the various phases so that there can be an assessment done at each point.  More importantly though the cost is often affected more by really the level of comfort and certainty in the direction being pushed, i.e. does the OEM really know what they want or is it a moving target and/or the level of commitment made up front.  Each situation is different but some potential guidelines to use if broken down into discrete portions are the following;

1.	Phase I: Of all the phases, this is the hardest to project for it is heavily affected by the OEM and how quickly and integrated both parties can work together.
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2.
Phase II:  This phase depends greatly on the similarity of pre-existing components and most importantly the level of refines or optimization of meeting IDEAL targets. Often is the case that this particular phase of the program may contain a greater level of cost share by NGM dependant on the commercial agreements in place. As an example for another large OEM this phase of the program was projected to incur a direct cost to NGM on the order of $950k.  However, due to the commercial agreements in place NGM only charged $750k for this phase.

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3.
Phase III:  This phase can vary greatly and is highly dependant on the OEMs comfort ability as to what is required before releasing a product to market and the level of technology implemented in the system to meet the required goals.  Additionally, it is typical that this phase would overlap phases II and IV proceeding in parallel adding no additional time to the total development cycle.

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4.	Phase IV & Phase V: Typically these two phases would be combined or engaged upon as a combined effort for a greater understanding of the commercials would be required at this time. As examples;
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i.
IF a bankable order was placed with high enough volumes it is possible that the costs incurred during this phase could be amortized. The full amount and division of responsibility and where the costs will fall depend on the timing and level of commitment to the next phases.

This document contains information which is both confidential and proprietary to NuGen Mobility Incorporated.  This document shall not be copied or disclosed to other parties without the express written consent of NuGen Mobility Incorporated. NGM350-000050

Rev. C

CONFIDENTIAL PORTIONS OF THIS AGREEMENT DESIGNATED BY ASTERISKS HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT.

/LOGO/ NuGen

ii.	IF there was NO bankable order than all too most of the cost would typically be charged to the OEM.

Summary:  As stated previously the variations of possibilities in time and effective cost excluding whom will be covering them can vary greatly depending on the final performance, cost and time requirements for any program.  However, under typical situations and assuming a GROUND UP DESIGN the following assumptions could be made.

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In the case of a 2Wheeler platform and assuming requirements are similar to that of an earlier program that we did with another major OEM, it is believed that the rough order of magnitude (ROM) to be expected would be;
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The final division of the cost incurred will depend upon the commitment and commercials in place between both parties respectively.

Costing NOTE:
•	The costs reflected are the anticipated total costs that would incur to bring this product to full Production Readiness.
•	It is anticipated that the full TOTAL costs will not be transferred to BSA.
•	The actual Costs that BSA will have to cover will be determined based on commitment of orders, volumes and any restrictions or concerns that BSA may have.
•	It is anticipated that a large percentage of the costs could be amortized over the costs of the final products when provided to BSA in production form.
•
The costs and time reflected are a representation of one product in a series fashion are not indicative of multi programs/products going on at the same time.  Should multiple products be considered on a similar platform with similar requirements the time and effective costs are NOT linear, i.e. the cost per item drops.

3	Sourcing Possibilities
The method and timing of sourcing of products will be an on going discussion between parties to determine the best value based on the quantity, timing and state of various government levies and duties that may be applied.  Some possibilities are;

Now/Development programs:   Sourcing for any new designs, prototypes or low volume batches of products are sourced directly from NGMs facilities in the US.

This document contains information which is both confidential and proprietary to NuGen Mobility Incorporated.  This document shall not be copied or disclosed to other parties without the express written consent of NuGen Mobility Incorporated. NGM350-000050

Rev. C

/LOGO/ NuGen

Near Term:  NuGen has relationships with various manufactures in China at this present time that could supply products within a three (3) to six (6) month time frame from receipt of order and a completed detailed manufacturing packet.  The benefit of this route is time to market if necessary and potentially a reduction of up front capex that may be otherwise required through different avenues.  Conversely, the drawbacks of this path are an additional 10% to 25% in cost in addition to the potential risk of proprietary information and/or product design creeping into the public domain.

Mid Term:  NuGen is in final discussions and in the process of setting up a Joint Venture (JV) for manufacturing its products in China.  It is expected that the manufacturing facility will be up and running at partial capacity by March of 2010.  The benefits of this path would be closer to ideal end costs and greater control on proprietary information and designs.  The potential drawback of this path is the time to market (may or may not be applicable), the capex for any new product line must be covered and the possibility that present duty structures of importing parts/components in to India may change thus increasing the landed cost of said components.

Mid to Long Term:  NuGen is presently exploring manufacturing in India.  This is envisioned as a two stage process whereby initially receiving some key critical parts from china and doing final assembly here similar to a CKD and than eventually full production and sourcing of sub-components is done within India.  The method of reaching this goal is still in discussion and either will be a collaboration with one of two existing motor manufactures in India and/or a JV/Solely owned site.  The timing of this will depend highly on the potential volumes and return in doing so to address the Indian market and the final decision of the methodology to achieve this goal.

4	Immediate Engagement: Phase I+
As an initial step to determine the full synergistic nature between both parties and the creation of a plan to reach the long term goals of NGM becoming BSA’s value added power-train system supplier, it has been determined to proceed with Phase I of a typical development cycle plus some additive benefits that NGM can bring to BSA with regards to its existing products.  This Phase I as conceived is described and broken down into three (3) initial tasks immediately while further development and discussions can take place in parallel with regards to future considerations of other Phases.  The three tasks are:
•	NGM to provide NGMs Expertise and technical support on existing and ongoing programs
•	Integrate a quick demo program with NuGen’s existing older technology in order to facilitate product planning,
•	Creation of a development plan that should include; product technical feasibility study, time lines to market, target product costs and costs of getting there.

This document contains information which is both confidential and proprietary to NuGen Mobility Incorporated.  This document shall not be copied or disclosed to other parties without the express written consent of NuGen Mobility Incorporated. NGM350-000050

Rev. C

/LOGO/ NuGen

For purposes of discussion, this proposal is primarily for Phase 1 of the considered project.  Any references to additional phases will be made for planning purposes and to give a rough order of magnitude (ROM) of what the time and effort would be to proceed.

4.1	Task 1: Expertise Consulting and Technical Support

The first Task under consideration is where NGM would in affect act as a technical consultant for BSA.  Under this task, NGM would  provide its vehicle expertise, technical support, planning and general understanding not only on power trains but overall vehicle design, system architecture and power management as it may apply to 2-wheeler E-bikes.  Within this regard it is expected that NGM would;
1.	Assist and advise BSA in addressing any existing issues that may be occurring within its existing product line.
2.	Suggests additional test plans on existing components for greater understanding and product planning to improve reliability, performance and overall customer satisfaction.
3.	Advise and Consult on any new product platforms, offering suggestions of configuration, potential components, and aiding in the overall system design of the vehicle as requested.

Expected Term:  The term of engagement for this task is to be for a period of 1 year from engagement.

Expected Effort:  The exact amount of effort and time that may be required during the stated period is hard to predict since problems, issues and new developments may vary quite significantly through out the term so general assumptions have been made based on the information provided to date.  The assumptions are;
1.	On average three (3) days a month on-site at BSA’s facility and/or at any location that may be required. (24 hrs)
2.	Approximately two (2) days a month off-site. (16 hrs)
3.	For conservative purposes a 5% contingency is assumed (2 hrs)
Projected Total Man hours for Term:  504 hrs of Engineering Management

Predicted Additional Expenses:
1.
Domestic Economy Airline Tickets too and from Chennai :  This will be billed as actuals to BSA on a NET 15 basis from receipt of invoice.  It is anticipated a total of twelve trips at $300 ea. For an Extended total of $3,600.

2.
Travel too and from NGMs facility, USA to India.  Based on the expected number of visits the total number of trips would be twelve (12) at approximately $2,500 per trip for an Extended Total of $30,000.  NOTE:  NGM is often in India, thus it is expected that one half of the trips could in affect be subsidized by other NGM activities assuming some flexibility in general times and scheduled thus reducing the expected expense to a total of $15,000

This document contains information which is both confidential and proprietary to NuGen Mobility Incorporated.  This document shall not be copied or disclosed to other parties without the express written consent of NuGen Mobility Incorporated. NGM350-000050

Rev. C

CONFIDENTIAL PORTIONS OF THIS AGREEMENT DESIGNATED BY ASTERISKS HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT.

/LOGO/ NuGen

3.	It is assumed that any local expense such as but not limited to accommodations and transportation in the Chennai area will be bourn directly by BSA.

4.2	Task 2: Quick Demonstration

The goal of this task is to build an integrate a demonstration prototype 2-wheeler that will have nearly equivalent or better performance than an IC 2-wheeler that could be found in the market today.  The purpose of proceeding with this task is two fold; One, this will provide a brief introduction to NGMs older technology. Two, it is often more useful to have a demonstration or “working mule” to help determine performance requirements and market acceptability. By creating a quick demo with nearly equivalent and/or better performance than IC counterparts, testing and evaluation studies can be conducted by marketing and technical teams to help determine what may be the TRUE features and performance requirements desired on an end product platform.

4.2.1	Deliverables: Components / Concept

During this Task it is assumed that the following components (with modifications, where appropriate), from NGM’s existing products and components will be utilized in order to perform a quick demonstration and iteration. For ease of understanding the estimates of the actual costs of the components is also mentioned alongside.

4.2.1.1	Vehicle Control Module: VCM440

This component will serve as the primary interface between the Operator of the vehicle, the instrument display, the drive system and battery pack.  The present model intended to be used is NGM VCM440.  This component as designed was meant to be integrated in to the instrument display cluster of a small electric vehicle.  See attached document NGM 340-000015 for additional information and specifications.    *****

4.2.1.2	Controller & DC/DC converter:

The Controller anticipated to be used during this program is intended to be NGM EVC401-043. This unit is larger in capabilities than would typically be required for this application but for time and cost reasons it has been determined to be a good starting point for the demonstration.  The controller as configured was originally designed to be integrated along with a motor.  In order to use it for these purposes some small case parts will be required to be made.  For speed and simplicity purposes it is expected that this will be done by NGM.     *****

4.2.1.3	Motor

The motor or electro-magnetics that will be used for this demonstration are the same magnetics utilized in NGM MSF215.  The present packaging of the motor will have to be updated for the purposes of this demonstration requiring new casings drawn and manufactured and provided to NGM for final assembly.  As discussed with BSA for time and cost purposes it is expected that BSA resources will conduct the repackaging exercise under the overall superintendence and guidance of NGM and provide the components required in finished form to NGM.

This document contains information which is both confidential and proprietary to NuGen Mobility Incorporated.  This document shall not be copied or disclosed to other parties without the express written consent of NuGen Mobility Incorporated. NGM350-000050

Rev. C

CONFIDENTIAL PORTIONS OF THIS AGREEMENT DESIGNATED BY ASTERISKS HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT.

/LOGO/ NuGen

The final costing of the required components to be manufactured by BSA is unknown at this time.

The magnetics that include the stator and the rotor will be provided by NGM.
*****

4.2.1.4	Batteries

The system voltage will be a nominal 48V DC main bus that may fluctuate from 42V to 60V.  NGM does not manufacture or provide batteries.  However, NGM will assist in the proper choice of the batteries and ensuring proper integration, selection for performance and management.

4.2.1.5	Communication

The standard communication protocol that NGM uses is based on the CAN-Kingdom architecture.  NGM has found that this is easier to utilize especially when the system is slated as generic.  It adds an extra degree of flexibility when adding components or nodes on to the general network.

4.2.1.6	Test Fixtures/Testing

It is expected that some additional specialized test fixtures will be required to be made in order to test the newly packaged motor for the demonstration at NGM during final assembly.  For time purposes, cost and general understanding it is assumed that it will be best for this to be done by NGM.

It is expected that this will require approximately ** man hours of Level 1 Engineering and incur a material expense of *****.

4.2.2	Time

The assumption is that if a consolidated effort is made assuming the proper resources exist for both parties it is believed that the demonstration unit could be completed and integrated within a 4 month period.  The primary portion that will determine the time schedule is the repackaging of the magnetics  and manufacturing of said parts so that the motor may be properly integrated on to the demonstration chassis.  Assuming that BSA will be the predominant resource and effort driver for this portion of the task this might be able to be condensed depending on the availability of deployable resources at BSA’s end.

This document contains information which is both confidential and proprietary to NuGen Mobility Incorporated.  This document shall not be copied or disclosed to other parties without the express written consent of NuGen Mobility Incorporated. NGM350-000050

Rev. C

CONFIDENTIAL PORTIONS OF THIS AGREEMENT DESIGNATED BY ASTERISKS HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT.

/LOGO/ NuGen

4.2.3	Additional Integration Effort

During the period of final integration it is expected that an additional effort of approximately 10 days would be required by NGM above and beyond any Task 1 effort.  This would equate too approximately;  40 hrs of Engineering Management & 40 hrs of Lvl 1 Engineering.

4.3	Task 3: Concept Refinement & Development Plan

The goal of this task is to create a development plan of bringing new BSA products to market that incorporate NGM’s power train systems.  The plan should outline and provide enough detail based on mutually agreed upon assumptions and requirements so that a sound commercial decision can be made and enacted upon immediately.

Specifically, the task will consist of taking the information provided by BSA with regards to its future product platforms and translating them too technical requirements so that case studies may be performed and than down selected so a detailed development plan may be created. The particular deliverables in this task will be the following;

1.
Preliminary Drive Train Requirements.  This will primarily focus on the motor, controller, and battery requirements believed to be required in order to meet the Target Goals (TGs) of the four discussed platforms while looking and comparing to benchmark products in the field

2.	Provide a case study of NGM’s technology and what might be the future product costs associated with said items when in production.
3.	Development plan;
a.	Time line to develop and cost associated with doing so.
b.	Refined projected product costs.
c.	Supply arrangements between BSA and NGM.

4.3.1	Timing

It is desirous to complete this Task as soon as possible for a variety of reasons such as speed to market.  For this reason it is expected that this task should begin as soon as possible and would span over a three (3) month time period To complete this task it is expected that NGM will incur approximately ***** ENGMT, ***** of LVL1 Eng. and ***** of LVL2 Eng. man effort.

NOTE:  In consideration of the desired long term goals and the primary reason of said engagement. NGM will absorb 100% of the additional expected ENGMT effort.

This document contains information which is both confidential and proprietary to NuGen Mobility Incorporated.  This document shall not be copied or disclosed to other parties without the express written consent of NuGen Mobility Incorporated. NGM350-000050

Rev. C

CONFIDENTIAL PORTIONS OF THIS AGREEMENT DESIGNATED BY ASTERISKS HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT.

/LOGO/ NuGen

5	Future Supply Costs
There are many factors that go into future costing such as timing, quantity and any form of relationship that may be established between both companies.  Presently at this time these issues and numbers have not been communicated to NGM so a fixed price of any future units can not be given in addition to the refinement of the particular TGs that may be required.  However, for purposes of discussions some very BASIC general estimates are given as a means to allow possible future projections:

Assumptions:
Volumes to be on the order of 10,000 per annum
Based on present raw material costs today
Basic Drive System (motor and controller) to provide near equivalent (+/-) performance to an ICE type vehicle.
Does not take into account additional special features or capabilities that may be desired to be applied

The proposed Drive System when in full production is believed to have a material cost point of approximately ***** independent of any amortization or margin.  This price may fluctuate in either direction due to general market trends, cost of materials, volumes and normal price of doing business.

The breakdown of the future costs of the proposed components, “Products” that include the Motor and controller are assumed to be be:

Material	*****
Conversion Costs	*****
Amortization of Direct Capital Costs:	TBD
Anticipated Margin:	TBD
F.O.B:	Location to be looked at for value

NOTE: Please use this number conservatively.  The analysis was done on a very limited scale based on gross assumptions.

Should further information or a fixed price be desired, NGM must receive a specific quantity and requested time of delivery along with a full detailed specification and requirement document for said products.  This is envisioned to be created/provided through the course of the Phase I+ engagement.

Additional Notes:  There are many studies and or examples that have been provided that generically speaking when compared on a direct manner with regards to performance, efficiency etc. to other topologies, axial flux motors can be shown to have cost advantages  on a material basis amongst other attributes.  (See Appendix A for reference)

This document contains information which is both confidential and proprietary to NuGen Mobility Incorporated.  This document shall not be copied or disclosed to other parties without the express written consent of NuGen Mobility Incorporated. NGM350-000050

Rev. C

/LOGO/ NuGen

6	Relevant Experience

NGM has been specializing in the field of traction applications for over 14 years.  NGM’s systems have been used in a size range of vehicles from Bicycles all the way up to Busses.  NGM’s quality and experience has also made its products and know how applicable in Research programs such as solar cars to highly specified systems such as various military programs where performance and reliability are key issues.

However, the biggest and probably the most applicable difference that sets NGM apart from others is that it has also begun to apply its advance technology to the commercial markets.  NGM has moved its technology out of the lab environment and placed it in real world situations.  This is in part due to a 7 year program that was done with an overseas OEM vehicle manufacture.  Through the course of this program NGM had to redesign its technology to make it mass production capable at a cost that is commercially viable in low cost markets such as India.  In addition, this required an extensive duration of on road field testing and government certification processes before the commitment was made to go into mass production.  This development is in its final stages and once completed, NGM will most likely be able to claim that it has the most systems on the road today.

7	Intellectual Property Rights

Any existing ideas, Know-how and Patents (and applications thereof) owned by parties, prior to this contract, not resulting from project work carried out under this agreement, but introduced into the project, shall remain each Party’s Exclusive property.

At no time during the course of this contract is there any transfer of NuGen’s IP rights such as but not limited to, controller design, motor design, and NGMs variable gap technology, to BSA nor should it be considered to be implied.

Any ideas, know-how and inventions made by NuGen’s employees as a result of this project work carried out under this agreement shall be NuGen’s exclusive property.

Any new ideas, know-how and inventions made by BSA’s employees specifically as a result of the project work and or expertise transfer and technology training carried out under this Agreement shall be the exclusive property of NuGen with perpetual rights given to BSA for use on their vehicles.  The parties shall enter into a separate agreement which may be generated pursuant to such inventions, development carried out by BSA’s employees under the Project under this agreement.

Any drawings and technical documents relating to the Project in any manner submitted by one Party to the other, prior or subsequent to the conclusion of this Agreement, shall remain the exclusive property of the submitting Party and shall be treated as confidential information by the receiving Party, and may be utilised only for Project work performed pursuant to this Agreement.
This document contains information which is both confidential and proprietary to NuGen Mobility Incorporated.  This document shall not be copied or disclosed to other parties without the express written consent of NuGen Mobility Incorporated. NGM350-000050

Rev. C

/LOGO/ NuGen

8	Confidentiality

The Parties are obliged to:

•	Not to disclose the nature, extent and objective of this agreement to any other party.

•	To keep all technical and other information (such as business secrets etc.) received from the other party under this agreement strictly confidential,

•	Not to disclose or convey any such confidential information to any third party without the prior written consent of the disclosing party.

The confidentiality obligations under this article shall not apply to information which:

Was already in possession of one party and not presently subject to an obligation of confidentiality prior to its receipt from the other party; or

Becomes available to the general public through no fault of either party, or

Is rightfully disclosed to either BSA or NuGen by a third party without a present obligation of confidentiality; or

Is explicitly approved for release by prior written authorization of BSA and NuGen.

The confidentiality obligations under this clause shall not be affected by the termination of this agreement and shall continue in full force and effect for a period of five (5) years after termination of this agreement.

In addition a mutually acceptable Non-Disclosure agreement will be entered into between BSA and NuGen so all variations and possibilities of incorporating newer technology may be shared openly with BSA.

This document contains information which is both confidential and proprietary to NuGen Mobility Incorporated.  This document shall not be copied or disclosed to other parties without the express written consent of NuGen Mobility Incorporated. NGM350-000050

Rev. C

CONFIDENTIAL PORTIONS OF THIS AGREEMENT DESIGNATED BY ASTERISKS HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT.

/LOGO/ NuGen

9	Phase I+ Fee
All prices as shown are in U.S $ NET and are based on a one time purchase cost with no guarantee or commitment for any further work or development from both parties involved.  Should there be interest for further commitment or guarantees, discussions could take place to discuss the matter further.  Prices and delivery of components are F.O.B. NuGen Mobility Inc. in Ashburn, Virginia, USA and do not account for any custom duties, shipping costs and any applicable sales tax locally.  These additional costs will be the responsibility of BSA.

9.1	Effort

NGMs standard billing rates for general consulting and non-aligned strategic interest activities are the following:
Engineering Management (ENGMT)	*****
Level 1 Engineer (LVL 1 Eng)	*****
Level 2 Engineer (LVL 2 Eng)	*****

However in consideration to the long term goals and desires generally expressed by both parties NGM will be charging a discounted rate for this program under the premise that this in the first step to a longer term alignment.  These rates are effectively ** of the standard rate and are made up only of the Direct Cost to Company, Overhead and G&A rates required to be applied.  The resultant rates are;
Engineering Management (ENGMT)	*****
Level 1 Engineer (LVL 1 Eng)	*****
Level 2 Engineer (LVL 2 Eng)	*****

9.2	Equipment & Expenses

For purposes of discussion it will be assumed that BSA will be responsible for all hardware and direct expenses unless specifically stated above in section 3.1 that may occur unless otherwise agreed upon due to time and cost constraints in order to meet the programs needs. This could include but not limited to items such as; additional travel, studies, changes to the vehicle, chassis, development/procurement of other components.

This document contains information which is both confidential and proprietary to NuGen Mobility Incorporated.  This document shall not be copied or disclosed to other parties without the express written consent of NuGen Mobility Incorporated. NGM350-000050

Rev. C

CONFIDENTIAL PORTIONS OF THIS AGREEMENT DESIGNATED BY ASTERISKS HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT.

/LOGO/ NuGen

9.3	Proposed Fixed Cost: Phase I+

Pricing	$/Line
Task 1 – Labor	$	*
Task 1 – Labor Discount	$	*
Task 1 – International Travel	$	*
Task 1 – International Travel Discount	$	*
Task 2 – Labor	$	*
Task 2 – Labor Discount	$	*
Task 3 – Labor	$	*
Task 3 – Labor Discount	$	*
Total Amortized over Term	$	*

Task 2 – Components	$	*
50% Upfront, 50% Due upon receipt	$	*
Domestic Travel ( Estimated)	$	*
Billed as actuals Due NET 15 upon receipt of invoice	*

Term is assumed to be ** months upon receipt of order and required deposit.  Some variations in schedules may apply due to other requirements and / or timing and availability of BSA’s & NGM’s resources to complete the required tasks

* To keep travel expenses low, it is assumed that NuGen will have access to BSA’s guest house facilities or equivalent hotel and any local road travel will be provided and picked up by BSA.  All other travel related expenses to and from BSA’s facilities, external of the Chenai/Madras area, will be the responsibility of NuGen under the conditions previously described or specifically requested and approved by BSA  ahead of time.

9.4	Purchase Order requirements

A firm purchase order (PO) should be issued to NuGen Mobility for the Tasks  listed above. The proposed contract is a FIXED COST contract and could be stated as such in one line item.

This document contains information which is both confidential and proprietary to NuGen Mobility Incorporated.  This document shall not be copied or disclosed to other parties without the express written consent of NuGen Mobility Incorporated. NGM350-000050

Rev. C

CONFIDENTIAL PORTIONS OF THIS AGREEMENT DESIGNATED BY ASTERISKS HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT.

/LOGO/ NuGen

9.5	Payment Schedule

It is proposed that the total sum of the contract, excluding those funds that are related to components, be divided into thirteen disbursements to be paid on fixed time basis (monthly) similar to that of a retainer over the TERM of the contract. The distribution of funds has been allocated based on the general assumed distribution of effort expected to occur.

The dates and prescribed schedule is a statement of when NuGen expects to receive said funds.

	Anticipated	Amount
Description	Date	($US NET)
1. ARO:	*****	*
2. *****	*****	*
3. *****	*****	*
4. *****	*****	*
5. *****	*****	*
6. *****	*****	*
7. *****	*****	*
8. *****	*****	*
9. *****	*****	*
10. *****	*****	*
11. *****	*****	*
12. *****	*****	*
13. *****	*****	*
	TOTAL	$ *

Those funds due related to components to be delivered by NGM will require 50% upfront upon engagement and the remaining 50% to be considered due upon receipt with NET 15 Term basis.

Payments can be made via wire transfer to:

Bank: Citibank, NA
Local Branch: Capitol Hill, BR# 913
Local Address: 600 Pennsylvania Ave. SE, Washington, DC, 20003 USA
Via New York (if necessary for international wires)
Account: NuGen Mobility
Local Routing No.: 2540 -70116
Account No.: 1532 - 0065
Routing: 0210-00089
SWIFT Code: CITIUS33

This document contains information which is both confidential and proprietary to NuGen Mobility Incorporated.  This document shall not be copied or disclosed to other parties without the express written consent of NuGen Mobility Incorporated. NGM350-000050

Rev. C

/LOGO/ NuGen

Appendix A: Reference: Benefits of Axial Flux Motors and NuGen Technology

This document contains information which is both confidential and proprietary to NuGen Mobility Incorporated.  This document shall not be copied or disclosed to other parties without the express written consent of NuGen Mobility Incorporated. NGM350-000050

Rev. C

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Technology Comparisons & Benefits

Comparison of Axial Flux to Radial Flux Topology
Effective Volumetric Savings
Effective Cost Savings
Additional Benefits of NuGen's Variable Gap Technology

1

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Comparison of Axial vs.
Radial

/chart/
/chart/
/chart/
Fig. 1. Active volume versus output power
/chart/
/chart/

Data Provided by: "Performance Comparisons of Radial and Axial Permanent-Magnet, Brushless Machines, Kartik Sitapati and R. Krishnan, IEEE Transactions on Industry applications, Vol. 37, No.5

NuGen Mobility Company Confidential and Proprietary Information

2

/logo/ NuGen Mobility

Performance Comparison
of Axial vs. Radial

Volume Comparison
to Conventional Radial

/chart/

SIZE: AXIAL Flux can be 40% to 60% the size of Conventional Radial Flux Motors
Benefits increase as Power increases

NuGen Mobility Company Confidential and Proprietary Information

3

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Performance Comparison
of Axial vs. Radial

Active Material Cost Comparison
to Conventional Radial

/chart/

COST:	SOME Types can be 50% less in Active Material
Cost Savings Increase with power

NuGen Mobility Company Confidential and Proprietary Information

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CONFIDENTIAL PORTIONS OF THIS AGREEMENT DESIGNATED BY ASTERISKS HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT.

/logo/ NuGen Mobility

Performance Comparison of
Axial ***** vs. Radial

Volume Comparison assuming extended cont. power

/chart/

Active Material Cost Comparison
assuming extended cont. power

/chart/

Applying NuGen's ***** Technology to some applications could have the following benefits.

Assumes application requires an extended continuous power curve on the order of 2.5:1

NuGen Mobility Company Confidential and Proprietary Information

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CONFIDENTIAL PORTIONS OF THIS AGREEMENT DESIGNATED BY ASTERISKS HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT.

/logo/ NuGen Mobility

Example Benefit

Example Benefit of *****
1.5 kW Scooter Application

/chart/

Application:   Most Traction Applications require wide constant power ranges

Radial Solution Requires a 3.75kW Motor to meet the performance requirements

Able to use a 1.5kW Axial Flux motor with variable gap to meet requirements

='s COST SAVINGS IN MOTOR & APPLICATION MATERIAL

NuGen Mobility Company Confidential and Proprietary Information

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CONFIDENTIAL PORTIONS OF THIS AGREEMENT DESIGNATED BY ASTERISKS HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT.

/logo/ NuGen Mobility

Comparison Summary

WHY AXIAL FLUX
•	Higher Torque and Power densities leads to less material for same performance
•	Less material yields lower cost
•	Higher flexibility (more modularity / widget based)
•	Yields less inventory and more flexibility during manufacturing
•	Less time and cost in product development
•	Application of NuGens ***** technology offers:
•	Extended efficiencies across entire range of operation
•	High performance at both low and high speeds
•	Greater cost savings to meet application performance requirements

NuGen Mobility Company Confidential and Proprietary Information

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Comparison Summary

•	In addition to Motor savings. Benefits extend to the Total System.

•	Controller: The phase current rating for the controller similarly now only needs to be sized to the actual power requirement +10%
•	Saves on material: Packaging and for heat dissipation
•	Saves on Power Electronics

•	Application Structure:
•	The Motor and Controller should be smaller in size and weight.
•	Saves on material / structure strength for mounting
•	Saves on application packaging availability

NuGen Mobility Company Confidential and Proprietary Information

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CONFIDENTIAL PORTIONS OF THIS AGREEMENT DESIGNATED BY ASTERISKS HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT.

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Why Axial Flux?

Why aren't these all over the place?

•	Requires High Strength Magnets
•	Did not exist Prior to circa 1990
•	Until late 1990's cost was prohibitive
•	Patents have expired now price is small % of motor costs
•	Traditional Design tools & approaches not applicable
•	NuGen pioneered a 2d analysis technique with high accuracy
•	Now we combine 2d & 3d magneto-static and true transient time-stepping for highest accuracy modelling
•	Modeling software did not exist for axial flux until recently
•	Manufacturing techniques are radically different between Axial and Radial Topologies
•	Stacked lamination approach does not apply
•	NuGen has conquered the manufacturing roadblocks to inexpensive, high efficiency Axial Flux motors
•	Only NuGen has ***** Technology

NuGen Mobility Company Confidential and Proprietary Information

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Patent Protection

Intellectual property is protected by:

•	Four issues patents
•	US Patent # 6,348,751 B1 - "Electric Motor with active hysteresis-based control of winding currents and/or having an efficient stator winding arrangement and/or adjustable air gap"
•	US Patent # 6,137,203 - "Electric Motor with active hysteresis-based control of winding currents and/or having an efficient stator winding arrangement and/or adjustable air gap"
•	US Patent # 6,975,082 B2- "Variable Speed Drive with a synchronous motor"
•	India PCT # 822/MUM/2003- "Compact Drive system for Electrically operated road vehicle"
•	Four additional patents in process
•	Ten additional patents in development, subject to funding

NuGen Mobility Company Confidential and Proprietary Information

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MSF215/125 Axial Flux, Brushless PM Motor

/IMAGE – SCOOTER/

NuGen Mobility’s MSF215/125 series motor is ideal for small, low-cost electric two wheeled vehicles with mass production in mind. The MSF215/125 motor can be driven as a 3-phase AC synchronous or DC brushless electric motor with advanced capabilities and superior efficiency.

Standard features include:

•	High Power Rare Earth Permanent magnets
•	Integrated Encoder for Sine-wave or trapezoidal control
•	Integrated EEPROM for Motor Specific settings, Enables “Plug and Play”
•	Environmentally sealed, IP67 compatible
•	Maintenance free design

Specifications MSF-215/125		W/O Gear reduction	W/ 3.07:1 Gearing
Peak Power	kW	8.0	8.0
Speed @ Peak Power	rpm	2100	684
Continuous Power @V_nom	kW	4.5	4.5
Speed @ Continuous Power	rpm	2100	684
DC bus Voltage Nominal (V_nom)	V	48	48
DC bus Voltage Range	V	47-60	47-60
Phase Current Max (I_max)	A_rms	200	200
Phase Current Continuous (I_c)	A_rms	90	90
Peak Torque @ I_max (T_p)	Nm	38	116

For more information contact:

NuGen Mobility Inc.
44645 Guilford Drive, Suite 201
Ashburn, Virginia  20147
 (703) 858-0036 (Voice)
(703) 858-0699 (Fax)
Email: info@ngmcorp.com
Specifications Subject to Change Without Notice

/LOGO/ NuGen Mobility Inc.

EVC401 3-Phase Motor Controllers

NuGen Mobility’s EVC401 controllers can control 3-phase AC synchronous and DC brushless electric motors with advanced capabilities and superior efficiency.  These controllers are specifically designed to reduce total system costs.  In addition, they have programmable logic capability allowing optimization and matching to a wide variety of applications. They are ideal for small, low-cost electric vehicles.

¯	Key Features:

à	Integrated solid-state contactor and 200W, 12-15V power supply for reduced system cost.

à	Solid-state emergency-stop circuit to disconnect the batteries when an inexpensive external switch is opened.

à	Near-zero input capacitance allows spark-free battery connection without a pre-charge resistor.

à	Battery draw reduced to less than 300μA in the event of vehicle storage at zero state-of-charge.

à	Sine-wave or trapezoidal control.

à	CAN Bus interface to external interface module for maximum flexibility and reduced wiring complexity.

à	Motor Current Limiting (MCL) logic provides a speed governor, limp-home mode based off of SOC, battery charge and discharge protection, and phase current limiting for efficiency.

à	Sealed to IP-67 for reliable operation in real-world environments.

¯	Specifications:

EVC401-043
Peak RMS Phase Current (Amps)	400
Nominal Bus Voltage (Volts)	48
Min./Max. Operating Voltage (Volts)	36/60
Maximum Withstand Voltage (Volts)	75
Input Capacitance (uF)	<0.1
Peak Efficiency %	99

For more information contact:

NuGen Mobility Inc.
44645 Guilford Drive, Suite 201
Ashburn, Virginia  20147
 (703) 858-0036 (Voice)
(703) 858-0699 (Fax)
Email: info@ngmcorp.com

¯	Standard Features:
				¯	Fixed-frequency control
	¯	Compact design		¯	Regenerative braking
	¯	Full I/O isolation		¯	Programmable torque or speed control
	¯	Flexible vehicle interface through CAN port		¯	Programmable thermostatic fan control
	¯	“Plug-and-Play” operation with NGM motors		¯	Low power sleep mode when ignition is off
	¯	Instrumentation data available through CAN port:		¯	Built in safety features:
		•	Battery voltage		•	Extreme over/under voltage protection
		•	Battery current		•	Motor interface connection verification
		•	Charger current		•	Thermal limiting protection
		•	Motor speed and temperature		•	Over- and under- voltage limiting with soft shutdown
		•	Controller temperature		•	Abrupt start-up inhibition
		•	Drive state		•	Programmable Battery Protection
		•	Hours of operation		•	User configurable Throttle input based on speed
	¯	Ultra high efficiency			•	Speed Governor
	¯	Synchronous switching			•	Reverse Speed Limiting

¯	Model Number Coding:

/SCHEMATIC/  EVC401
/SCHEMATIC/ I/O OPTION 1
/SCHEMATIC/ I/O OPTION 2
/SCHEMATIC/ I/O OPTION 3

¯	Pin Descriptions:

Vfan  12V, 10W Fan output, controlled by controller temperature.
Vaux  12V, 200W auxiliary power output, controlled through CAN or serial interface
Estop+, Estop-  emergency stop control.  Must be connected together to enable the 200W DC-DC converter, solid-state-contactor, and the internal power supply.  When this connection is not made, current draw is reduced to less than 300μA.  This input must be open-circuited when connecting the controller to the batteries.  The maximum voltage between these pins is 16V, and the maximum short-circuit current is 150uA, allowing the use of an inexpensive switch.
power_gnd  Reference for Vfan and Vaux.
Vout  12V, 5W power supply for external interface and control modules.
CANH, CANL  CAN bus inputs.  An internal 120Ω termination resistor can be connected across these inputs through software configuration.
wakeup  When set low, the wakeup input takes the controller out of its low power standby mode and enables the CAN and serial interfaces.
signal_gnd  Reference for Vout, CANH, CANL, wakeup, GPI, and GPO.  Internally connected to power_gnd.
GPI  The GPI (general-purpose input) pin has at least three potential uses: charger detection, external temperature measurement, or controller enumeration when multiple controllers exist on the same CAN bus.  When used for controller enumeration, a resistor to gnd or GPO is used to set the controller’s “base number”, which determines the CAN identifiers it utilizes.
GPO  The GPO (general-purpose output) pin’s only defined purpose is as a ground for the GPI input.
RxD, TxD  RS-232 serial interface signals.  RxD is an input, and TxD is an output.  19200 baud, 8 data bits, no parity, 1 stop bit.

¯	Connectors:

J1 is a Tyco/Amp series 1 CPC, shell size 17, 14 pin receptacle, part #213825-1.  The mating connectors is 206044-1.  To seal the connection area, use wire entry seal kit 213919-2.

Recommended wire sizes are 14AWG for Vaux and power_gnd, 20AWG for Vfan, 20-24AWG for all other signals.

Crimp Pins:
/CHART/

/SCHEMATIC/

© 2007 NuGen Mobility Inc.	Specifications Subject to Change Without Notice

/LOGO/ NuGen Mobility Inc.

VCM440 Vehicle Control Module

NuGen Mobility’s VCM440 vehicle control module provides sophisticated system control functionality in a compact, cost-effective package.  The VCM440 is ideal for small, low-cost electric vehicles with mass production in mind.

The NuGen VCM440 is a board-mount module, or daughterboard, that is ideal for integration within the target vehicle’s display.  The VCM440 uses the CAN protocol to interface directly to the EVC400 series of controllers and other vehicle components. It is designed for maximum flexibility in selection of status indicators and user controls.

¯	Specifications (Preliminary)
Operating Temperature	-20 - 70° C	Digital Inputs	6
Pins	47	Isolated Digital Inputs	2
Height (mm)	8.0	Analog Inputs	3
Width (mm)	31.5	Additional Digital I/O	5
Length (mm)	49.5	Lamp-drive Outputs	9
Height above board (mm)	5.0	Analog Outputs	1

Key features of the VCM440:

¯	Compact design	¯	8 Lamp-drive outputs capable of sinking 250mA each (up to 3W lamps in a 12/14V system)
¯	Field-reprogrammable, allowing simple customization to unique system requirements.		• Forward
¯	Logic ground is isolated from chassis ground to minimize EMI.		• Neutral
¯	Keyed pin layout to prevent mis-insertion		• Reverse
¯	6 Digital Inputs		• Interlock
	• Ignition		• Torque Limiting
	• Forward		• Motor Failure
	• Reverse		• Battery Failure
	• Speed Pulse		• Charger Cord Connected
	• Charging	¯	Backup output capable of sourcing over 4A to vehicle lamps, simplifying the vehicle’s direction switch
	• Accessory	¯	1 Analog Output for direct connection to a 250μA gauge
¯	2 Isolated Digital Inputs can be driven by 12V signals		• State-of-Charge
¯	Three general-purpose digital I/O pins and SPI interface for customer-specific needs.	¯	Custom-height pins available to accommodate mounting on the backside of a display PWB.
¯	RS-232 interface for configuration, data logging, and diagnostics of all components on the CAN bus.	¯	Carrier board available for prototyping or use with non-board-mount indicators
¯	3 Analog Inputs	¯	Future support for character displays
• Throttle
• Regenerative Braking
• Steering position/customer-specific input
¯	Analog inputs are protected against open or short-circuits when used with 4-12kΩ potentiometers.

For more information contact:

NuGen Mobility Inc.
44645 Guilford Drive, Suite 201
Ashburn, Virginia  20147
 (703) 858-0036 (Voice)
(703) 858-0699 (Fax)
Email: info@ngmcorp.com

Pin Assignments
/SCHEMATIC/

Device Dimensions
/SCHEMATIC/

Typical Application
/SCHEMATIC/

© 2007 NuGen Mobility Inc.	Specifications Subject to Change Without Notice

¯	Pin Descriptions:

Pin Name	Pin Number	Pin Type	Description
REV	1	OD	Active-low when vehicle is enabled to operate in reverse.
NEU	2	OD	Active-low when the key is on but the vehicle is not in forward, reverse, or interlock.
FOR	3	OD	Active-low when vehicle is enabled to operate in forward.
CORD	4	OD	Active-low when charger cord detected.
GND	5		Return for lamp-drive outputs
LIMIT	6	OD	Active-low when in limp-home mode, or when motor or controller is thermal-limiting.
INTERLOCK	7	OD	Active-low when an interlock condition occurs.
BATFAIL	8	OD	Active-low when a battery malfunction is detected.
MOTFAIL	9	OD	Active-low when a motor or motor drive malfuncti.on is detected.
SOCgauge	10	AO	Drive signal for 0-250uA gauge.
SOCpwm	11	DO	pulse-width modulated state-of-charge signal. Configurable duty-cycle range. 409.6us period (2.441kHz).
SR_SEL	12	DO	Shift-register select line for external parallel-output shift registers .
N/C	13
ACC	14	SI	Accessory switch input
RxD	15	Rx	RS-232 serial data input
TxD	16	Tx	RS-232 serial data output
AUXexcite	17		Positive reference for auxiliary analog input, 270 Ohm resistor to internal +5V analog reference.
auxAN	18	AI	Uncommitted analog input.
AUXref	19		Negative reference for auxiliary analog input, 270 Ohm resistor to GND.
GND	20		Reference for THR and RGN inputs
THRexcite	21	PE	1.00k Ohm resistor to internal +5V analog reference. The voltage of this input is monitored to detect open-circuit conditions
RGNexcite	22	PE	1.00k Ohm resistor to internal +5V analog reference. The voltage of this input is monitored to detect open-circuit conditions
THRsig	23	AI	analog throttle input, programmable input range, up to 0-5V. Minimum 0.5V input range required.
RGNsig	24	AI	analog regen input, programmable input range, up to 0-5V. Minimum 0.4V input range required.
spdpulse_sig	26	A	vehicle speed sensor input.
spdpulse_rtn	25	C	return for above.
charging_sig	28	A	charging/charging cord sense input.
charging_rtn	27	C	return for above.
BACKUP	29	OS	backup lamp output.
CHASSIS_GND	30		reference for backup lamp output.

© 2007 NuGen Mobility Inc.	Specifications Subject to Change Without Notice

CHASSIS_PWR	31		power for backup lamp output.
+5Vout	32		Regulated 5V, 50mA supply
N/C	33		no connection should be made
charging	34		Output of the charging optocoupler, also available as a switch input if the optocoupler is not used.
spdpulse	35	SI	Output of the spdpulse optocoupler, also available as a switch input if the optocoupler is not used.
reverse	36	SI	reverse switch input
forward	37	SI	forward switch input
ignition	38	SI	ignition input
N/C	39
SEROUT	40		synchronous serial data output, for future expansion
SDI_GPIO3	41		synchronous serial data input, for future expansion
SCK	42		synchronous serial clock, for future expansion
CANH	43		CAN bus I/O
CANL	44		CAN bus I/O
wakeup	45		CAN bus wakeup signal
GND	46
+12Vin	47		Power input. Minimum 7V, maximum 20V.f

Legend:

Pin Type	Description
OD	open-drain, maximum 250mA continuous, 45V maximum withstand.
SI	switch-input. 2.4kOhm pull-up resistor to 5V. Diode clamped to 5V and GND (maximum 20mA). TTL switching levels (maximum 0.8V for low, minimum 2.0V for high).
AO	analog output. Generated from SOCpwm. 15kOhm series impedence, 0-5V range.
DO	digital output. 5V CMOS switching levels. Maximum 25mA source/sink.
Rx	RS-232 compatible receive signal. Maximum +/-25V. Minimum 0.6V input low threshold, maximum 2.4V input high threshold. Minimum 3kOhm input impedence, maximum 7kOhm.
Tx	RS-232 compatible transmit signal. Minimum +/-5.0V output swing.
AI	analog input. 0-5V range. 100kOhm pull-up to 5V. Internal low pass filter (4.7kOhm to 0.1uF capacitor).
PE	potentiometer excitation. 1.00kOhm resistor to 5V. 0.1uF bypass capacitor.
C	optocoupler cathode.
A	optocoupler anode through 1.00kOhm series resistor. Minimum 8.0V for ON condition. Maximum 16V with respect to cathode.
OS	open-source. diode clamped to CHASSIS ground. Maximum 4.1A continuous. Maximum 20V withstand.

© 2007 NuGen Mobility Inc.	Specifications Subject to Change Without Notice